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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): April 8, 2003 nu

                             FASTNET CORPORATION nu
                             ----------------------
               (Exact Name of Registrant Specified in Charter) nu

       Pennsylvania                   000-29255                  23-2767197
       ------------                   ---------                  ----------
      (State or Other              (Commission File           (I.R.S. Employer
      Jurisdiction of                   Number)              Identification No.)
      Incorporation)

     Two Courtney Place, Suite 130
          3864 Courtney St.
      Bethlehem, Pennsylvania                                       18017
      -----------------------                                       -----
(Address of Principal Executive Offices)                          (Zip Code)

       Registrant's telephone number, including area code: (610) 266-6700

                                 Not Applicable
        ----------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS.

         On April 8, 2003, FASTNET CORPORATION and certain of its subsidiaries, as borrowers (collectively "FASTNET"), entered into a loan and security agreement (the "Loan Agreement") with Equinox Business Credit Corp., a commercial finance lender ("Equinox"). Pursuant to the terms and conditions of the Loan Agreement, Equinox may, in its sole discretion, make revolving credit advances to FASTNET and issue letters of credit on behalf of FASTNET up to a maximum principal amount of $1,000,000, but in no event greater than 80% of the value of the accounts receivable of FASTNET based upon a lending criteria set forth in the Loan Agreement. The obligations of FASTNET under the Loan Agreement will be secured by all of the assets of FASTNET. With respect to unpaid credit advances, interest shall be computed at a rate equal to the greater of either 8.00% or the sum of the Prime Rate plus 4.50% and interest payments are payable in arrears on the last day of each month. With respect to letters of credit, FASTNET is required to pay letter of credit fees, which fee amounts shall be determined on a case by case basis prior to the issuance of such letters of credit. FASTNET is also required to pay certain additional fees under the Loan Agreement including, but not limited to, (i) a one-time closing fee of $10,000,
(ii) an annual facility fee of $5,000, (iii) a monthly minimum loan fee at a rate per annum equal to the greater of either 8.00% or the sum of the Prime Rate plus 4.50% of the amount by which the average closing daily unpaid loan balances for such month is less than $750,000, (iv) in the event that the average closing daily unpaid loan balances for any calendar month is greater than $750,000 but less than $1,000,000, a monthly unused line fee at a rate per annum equal to ..50% of the amount by which the average closing daily unpaid loan balances for such month is less than $1,000,000, and (v) in the event that the average closing daily unpaid loan balances for any calendar month is less than $750,000, a monthly unused line fee at a rate per annum equal to .50% of $250,000. The Loan Agreement has a two year term subject to automatic two year renewal terms to the extent that FASTNET has not otherwise provided written notice to Equinox prior to the expiration of the applicable termination date; provided however, that Equinox may terminate the Loan Agreement at any time upon 60 days notice and FASTNET may terminate the Loan Agreement at any time upon 30 days notice.

         The foregoing description is qualified in its entirety by reference to the Loan Agreement, a copy of which is attached hereto as Exhibit 10.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits.

             Exhibit No.       Description of Document
             -----------       -----------------------

                  10.1 Loan and Security Agreement, dated as of April 8, 2003, among Equinox Business Credit Corp., as lender, and Fastnet Corporation, Netaxs Corp., Netreach, Inc., DASLIC Holdings Company, Supernet Inc., Fastnet Acquisition Corp. and Fastnet Acquisition, Inc., as borrowers. *

                  10.2 Copyright Security Agreement, dated as of April 8, 2003, by Fastnet Corporation in favor of Equinox Business Credit Corp. *

                  10.3 Trademark Collateral Security Agreement, dated as of April 8, 2003, between Equinox Business Credit Corp. and Fastnet Corporation. *

__________

* The schedules and exhibits to this document are not being filed herewith but will be furnished to the Securities and Exchange Commission upon request.



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                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             FASTNET CORPORATION

Date:  April 11, 2003                        By: /s/ R. Barry Borden
                                                 -------------------------
                                                 R. Barry Borden
                                                 President



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                                  EXHIBIT INDEX
                                  -------------

EXHIBIT NO.                DESCRIPTION OF DOCUMENT
-----------                -----------------------

10.1 Loan and Security Agreement, dated as of April 8, 2003, among Equinox Business Credit Corp., as lender, and Fastnet Corporation, Netaxs Corp., Netreach, Inc., DASLIC Holdings Company, Supernet Inc., Fastnet Acquisition Corp. and Fastnet Acquisition, Inc., as borrowers. *

10.2 Copyright Security Agreement, dated as of April 8, 2003, by Fastnet Corporation in favor of Equinox Business Credit Corp. *

10.3 Trademark Collateral Security Agreement, dated as of April 8, 2003, between Equinox Business Credit Corp. and Fastnet Corporation. *

__________

* The schedules and exhibits to this document are not being filed herewith but will be furnished to the Securities and Exchange Commission upon request.